SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2003

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure

On June 13, 2003, DURECT Corporation, a Delaware corporation (“DURECT”) issued a press release announcing that it agreed to privately place $50 million aggregate principal amount of Convertible Notes due 2008.

A copy of DURECT’s press release announcing the offering is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Press Release of DURECT Corporation dated June 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date:	June 13, 2003	By:	/s/ JAMES E. BROWN
James E. Brown President and Chief Executive Officer